UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2023
VINEBROOK HOMES TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-56274	83-1268857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 Crescent Court, Suite 700
Dallas, Texas, 75201
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 276-6300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
The description of the Loan Agreement (as defined below) set forth under Item 2.03 is hereby incorporated by reference into this Item 1.01.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
Overview
As more fully described below, on December 6, 2023, VineBrook Homes Operating Partnership, L.P. (the “OP”), the operating partnership of VineBrook Homes Trust, Inc., completed a securitization transaction, VINE 2023-SFR1, providing for a 5-year, fixed-rate, interest-only loan with a term of 60 months with a total principal balance of $392,180,000. The OP purchased and retained the Class F certificates (the “Class F Certificates”) for risk-retention purposes, totaling $39,096,000. The weighted average interest rate of the Regular Certificates (as defined below) is 4.7500%. At closing, 2,776 homes were included in the VINE 2023-SFR1 securitization’s collateral pool.
The OP used the net proceeds from the Loan (as defined below) to pay, directly or through contributions to its subsidiaries, the applicable warehouse lender the release price under the existing facility for the Properties (as defined below), to fund certain reserves, to pay down other indebtedness and for general corporate purposes.

Loan Agreement
On December 6, 2023, the OP completed a securitization transaction, in connection with which, VineBrook Homes Borrower 1, LLC, an indirect special purpose subsidiary of the OP (the “Borrower”), entered into a loan agreement (the “Loan Agreement”) with Bank of America, National Association, as lender (the “Lender”), providing for a 5-year, fixed-rate, interest-only loan with a total principal balance of $392,180,000 (the “Loan”). The Loan is comprised of seven fixed rate components.

For purposes of computing, among other things, interest accrued on the Loan, the Loan is divided into seven components designated as “Component A,” “Component B,” “Component C,” “Component D,” “Component E1,” “Component E2,” and “Component F.” The following table shows the initial principal amount and the interest rate for each of components A through F.

Component	Initial Principal Balance	Regular Component Interest Rate
A	$178,375,000	4.9235%
B	$38,607,000	4.9235%
C	$30,788,000	4.9235%
D	$43,005,000	4.9235%
E1	$50,092,000	4.9235%
E2	$12,217,000	4.9235%
F	$39,096,000	0.0005%
The Loan is secured by first priority mortgages on a portfolio of 2,776 single-family homes operated as rental properties (collectively, the “Properties”) owned by the Borrower, as well as a first priority pledge of the equity interests of the Borrower. The initial maturity date of the Loan is December 8, 2028 (the “Initial Maturity Date”). The Loan Agreement requires that the Borrower comply with various affirmative and negative covenants that are customary for loans of this type, including limitations on indebtedness that the Borrower can incur, limitations on sales and dispositions of the Properties, required maintenance of specified cash reserves, and various restrictions on the use of cash generated by the operations of the Properties while the Loan is outstanding. The Loan Agreement also includes customary events of default, the occurrence of which would allow the Lender to accelerate payment of all amounts outstanding.

In connection with the Loan, the OP provided the Lender with a limited recourse guaranty agreement under which, upon the occurrence of certain specified events including customary “bad-boy” acts, breaches of specified representations, warranties and covenants and specified bankruptcy or insolvency proceedings, it would indemnify the lender against losses it incurs or, under certain circumstances, guaranty the payment in full of the Loan, not to exceed the greater of (i) the lesser of $35,000,000 and the outstanding principal balance of the Loan and all other obligations under the Loan, and (ii) 35% of the outstanding principal balance of the Loan, in the event that the Borrower files insolvency proceedings or violates certain covenants that result in its being substantively consolidated with any other entity that is subject to a bankruptcy proceeding.

This description of the Loan Agreement is qualified in its entirety by reference to the Loan Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Securitization Transaction
Concurrent with the execution of the Loan Agreement, the Lender sold the Loan to VineBrook Homes Depositor A, LLC (the “Depositor”), an indirect subsidiary of the OP, which, in turn, transferred the loan to a trust in exchange for (i) $178,375,000 principal amount of Class A pass-through certificates (the “Class A Certificates”), (ii) $38,607,000 principal amount of Class B pass-through certificates (the “Class B Certificates”), (iii) $30,788,000 principal amount of Class C pass-through certificates (the “Class C Certificates”), (iv) $43,005,000 principal amount of Class D pass-through certificates (the “Class D Certificates”), (v) $50,092,000 principal amount of Class E pass-through certificates (the “Class E1 Certificates”), (vi) $12,217,000 principal amount of Class E pass-through certificates (the “Class E2 Certificates,” and collectively with the Class A Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E1 Certificates, the “Regular Certificates”), and (vii) Class R pass-through certificates (the “Class R Certificates,” and together with the Regular Certificates, the “Certificates”). The Certificates represent beneficial ownership interests in the trust and its assets, including the Loan.

The Depositor sold the Certificates, acquired by the Depositor in the manner described above, to placement agents who resold the Certificates to investors in a private offering. The Regular Certificates are exempt from registration under the Securities Act of 1933, as amended, and are “exempted securities” under the Securities Exchange Act of 1934, as amended. To satisfy applicable risk retention rules, the OP purchased and retained the Class F Certificates totaling $39,096,000. The Depositor used the proceeds from the sale of the Certificates to purchase the Loan from the Lender, as described above.

Each class of Regular Certificates accrues interest at a fixed rate. The table below shows the initial balance and pass-through rate for the Regular Certificates. The Class R Certificates do not have a certificate balance or pass-through rate.

Class of Certificate	Initial Balance	Pass-Through Rate
Class A	$178,375,000	4.7500%
Class B	$38,607,000	4.7500%
Class C	$30,788,000	4.7500%
Class D	$43,005,000	4.7500%
Class E1	$50,092,000	4.7500%
Class E2	$12,217,000	4.7500%
Class R	N/A	N/A
The Regular Certificates were sold to investors at a discount and the OP retained the Class F Certificate (as described above), with the result that the net proceeds from the Loan to the Borrower were approximately $313,969,317.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Exhibit Description
10.1	Loan Agreement, dated as of December 6, 2023 by and between VineBrook Homes Borrower 1, LLC and Bank of America, National Association.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINEBROOK HOMES TRUST, INC.

/s/ Brian Mitts
	Name:	Brian Mitts
	Title:	President, Chief Financial Officer,
Assistant Secretary and Treasurer
Date: December 11, 2023